CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



     We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Tax-Free Fund of Arizona and to the use of our reports dated August 17, 2007 on the financial statements and financial highlights of Tax-Free Fund of Arizona. Such financial statements and financial highlights appear in the 2007 Annual Report to Shareholders, which is incorporated by reference into the Statement of Additional Information.



                                                 TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
October 16, 2007